EXHIBIT A

Directors and Executive Officers of Delek US Holdings, Inc.

Name	Principal Occupation	Citizenship
Ezra Uzi Yemin	Chairman, President and Chief Executive Officer	United States
William J. Finnerty	Director	United States
Richard J. Marcogliese	Director	United States
Gary M. Sullivan, Jr.	Director	United States
Vicky Sutil	Director	United States
David Wiessman	Director	United States
Shlomo Zohar	Director	Israel
Reuven Spiegel	Executive Vice President and Chief Financial Officer	United States
Avigal Soreq	Executive Vice President and Chief Operating Officer	United States
Frederec C. Green	Executive Vice President	United States
Louis LaBella	Executive Vice President and President of Refining	United States
Abigail Yates	Executive Vice President, General Counsel and Secretary	United States

Directors and Executive Officers of Delek US Energy, Inc.

Name	Position	Citizenship
Ezra Uzi Yemin	Chairman and Chief Executive Officer	United States
Reuven Spiegel	Director and Chief Financial Officer	United States/Israel
Avigal Soreq	Executive Vice President and Chief Operating Officer	United States
Frederec C. Green	Director and President	United States
Louis LaBella	Executive Vice President and President of Refining	United States
Abigail Yates	Executive Vice President, General Counsel and Secretary	United States

Directors and Executive Officers of Delek Logistics Services Company

Name	Position	Citizenship
Ezra Uzi Yemin	Chairman and Chief Executive Officer	United States
Reuven Spiegel	Director and Chief Financial Officer	United States
Avigal Soreq	Executive Vice President and Chief Operating Officer	United States
Frederec C. Green	Director and President	United States
Louis LaBella	Executive Vice President and President of Refining	United States
Abigail Yates	Executive Vice President, General Counsel and Secretary	United States